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Exhibit 10.130

           GUARANTY OF MASTER LEASE AND SECURITY AGREEMENT (MIGRATORY)
                   AND LETTER OF CREDIT AGREEMENT (MIGRATORY)


                  THIS GUARANTY OF MASTER LEASE AND SECURITY AGREEMENT (MIGRATORY) AND LETTER OF CREDIT AGREEMENT (MIGRATORY) (this "Guaranty") is executed as of July 1, 2000 by BALANCED CARE CORPORATION, a Delaware corporation, and those entities listed as Guarantors on Schedule 1 hereto, which by this reference is incorporated herein (collectively, "Guarantor"), in favor of NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation, and MLD DELAWARE TRUST, a Delaware business trust (collectively, "Landlord").

                                 R E C I T A L S

                  A. Landlord and those entities listed as Tenants on Schedule 1 (collectively, "Tenant"), have entered into that certain Master Lease and Security Agreement (Migratory) of even date herewith (the "Lease") whereby Landlord has agreed to lease to Tenant the Premises, as more specifically set forth in the Lease. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Lease.

                  B. Landlord and Tenant have entered into, or shortly after the date hereof will enter into, that certain Letter of Credit Agreement (Migratory) (the "Letter of Credit Agreement"), whereby Tenant shall post and maintain with Landlord a letter of credit as partial security for Tenant's obligations under the Lease, as more particularly set forth therein.

                  C. It is a condition to Landlord's obligations under the Lease that the Guarantor execute and deliver to Landlord this Guaranty.

                               A G R E E M E N T S

                  NOW, THEREFORE, in consideration of Landlord entering into the Lease with Tenant, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

                  1. Guaranty.
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                  Guarantor hereby absolutely and unconditionally guarantees to
Landlord the following (collectively, the "Guaranteed Obligations"):

                        (a) payment in full by Tenant of all rent (including,
            without limitation, Minimum Rent and Additional Rent) and other amounts due under the Lease in the manner and at the time prescribed in the Lease;

                        (b) the full, complete and timely performance by Tenant
            of all covenants, indemnities and other obligations under the Lease including, without limitation, any indemnity or other obligations of Tenant which survives the expiration or earlier termination of the Lease;

                        (c) the full, complete and timely performance by Tenant
            of all covenants, agreements and other obligations under the Letter of Credit Agreement;

                        (d) the accuracy and truthfulness in all material
            respects of all of the representations and warranties made by Tenant under the Lease and under the Letter of Credit Agreement; and

                        (e) all costs of collection or enforcement incurred by
            Landlord in exercising any remedies provided for in the Lease or the Letter of Credit Agreement at law or in equity with respect to the matters set forth in clauses (a) through (d) inclusive, above, including, without limitation, legal fees.

                  2. Performance by Guarantor.

                  If any Minimum Rent, Additional Rent or other amount due under the Lease shall not be paid, or any obligation not performed as required by the Lease or the Letter of Credit Agreement, then upon demand by Landlord, Guarantor shall pay within ten (10) days of demand by Landlord such sums and perform such obligations as required by the Lease or the Letter of Credit Agreement, as applicable, without regard to:

                        (a) any defense, set-off, or counterclaim which
            Guarantor or Tenant (whether under the Lease or Letter of Credit Agreement) may have or assert;

                        (b) whether or not Landlord shall have instituted any
            suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against


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            Tenant (whether under the Lease or Letter of Credit Agreement) or any other person to collect all or any part of such sums, either pursuant to the provisions of the Lease, the Letter of Credit Agreement or at law or in equity (it being understood that this is a guaranty of payment and not collection, and Guarantor's liability for such payment shall be primary); or

                        (c) any other condition or contingency.

                  Guarantor waives any right of exoneration and any right to require Landlord to make an election of remedies. Guarantor covenants and agrees that it shall not cause any default under the Lease or the Letter of Credit Agreement.

                  3. Guarantor's Representations and Warranties.

                  Guarantor hereby represents and warrants unto Landlord that:

                        (a) This Guaranty constitutes a legal, valid, and
            binding obligation of Guarantor and is fully enforceable against Guarantor in accordance with its terms;

                        (b) One hundred percent (100%) of the equity interests
            of Tenant are owned beneficially and of record by Manager, and all of the issued and outstanding capital stock of Manager is owned beneficially and of record by BCC;

                        (c) Each entity comprising Guarantor is a corporation
            duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do all things required of it under this Guaranty; and

                        (d) This Guaranty is duly authorized, executed and
            delivered by and binding upon each entity comprising Guarantor.

                  Any material breach by Guarantor of the representations and warranties set forth herein shall be a default under this Guaranty.

                  4. Waiver.

                  Guarantor hereby knowingly, voluntarily and unequivocally waives:


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                        (a) all notice of acceptance hereof, protest, demand and
            dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law;

                        (b) any and all requirements that Landlord institute any
            action or proceeding, or exhaust any or all of Landlord's rights, remedies or recourses, against Tenant (whether under the Lease or Letter of Credit Agreement) or anyone else or any collateral as a condition precedent to bringing an action against Guarantor under this Guaranty, it being expressly agreed that the liability of Guarantor hereunder shall be primary and not secondary;

                        (c) any defense arising by reason of any disability,
            insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution or any other defense of Tenant, its successors and assigns, Guarantor or, if applicable, any other guarantor of the Guaranteed Obligations (even though rendering same void, unenforceable or otherwise uncollectible), it being agreed that Guarantor shall remain liable hereon regardless of whether Tenant or any other such person be found not liable thereon for any reason;

                        (d) the benefits of:

                              (1) all statutes of limitations as a defense to
                    any action or proceeding brought against Guarantor by Landlord, to the fullest extent permitted by law;

                              (2) any defense based on any claim that
                    Guarantor's obligations exceed or are more burdensome than those of Tenant (whether under the Lease or Letter of Credit Agreement);

                              (3) any defense based on or arising out of any
                    defense that Tenant may have (whether under the Lease or Letter of Credit Agreement) to the payment or performance of the Guaranteed Obligations or any part of them; and

                              (4) the benefits of any and all express or implied
                    waivers that may otherwise be available to or claimed by Guarantor under the laws of the State of California or any Situs State;


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                        (e) any claim Guarantor might otherwise have against
            Landlord by virtue of Landlord's invocation of any right, remedy or recourse permitted it hereunder, under the Letter of Credit Agreement or under the Lease or otherwise available at law or equity;

                        (f) any failure, omission, delay or lack on the part of
            Landlord or Tenant (whether under the Lease or Letter of Credit Agreement) to enforce, assert or exercise any right, power or remedy conferred on Landlord or Tenant in the Lease, the Letter of Credit Agreement or this Guaranty or any action on the part of Landlord granting a waiver, indulgence or extension to Tenant or any Guarantor;

                        (g) the voluntary or involuntary liquidation,
            dissolution, sale or other disposition of all or substantially all the assets of Tenant or any Affiliate, marshalling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or any Affiliate or any of their respective assets, or the disaffirmance of all or any part of the Lease or the Letter of Credit Agreement in any such proceeding;

                        (h) any release or other reduction of the Guaranteed
            Obligations arising as a result of the expansion, release, substitution or replacement (whether or not in accordance with terms of the Lease) of the Premises or any portion thereof;

                        (i) any release or other reduction of the Guaranteed
            Obligations arising as a result of the release, substitution or replacement (whether or not in accordance with the terms of the Letter of Credit Agreement) of any letter of credit issued and outstanding pursuant to the Letter of Credit Agreement.

                  This Guaranty shall apply notwithstanding any extension or renewal of the Lease, or any holdover following the expiration or termination of the Term or any renewal or extension of the Term.

                  5. Financial Statements and Legal Proceedings.

                  The financial statements heretofore given to Landlord by or on behalf of Guarantor (pursuant to this Guaranty, the Lease or otherwise):


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                        (a) have been prepared in accordance with generally
            accepted accounting principles consistently applied throughout the periods covered thereby;

                        (b) are true and correct in all material respects;

                        (c) present fairly the results of operations of the
            parties described therein for the respective periods covered thereby; and

                        (d) reflect accurately, in all material respects, the
            books and records of account of the parties described therein as of such dates and for such periods.

                  Subject to the foregoing, Guarantor hereby warrants and represents unto Landlord that any and all balance sheets and other financial statements and data which have heretofore been given to Landlord with respect to Guarantor fairly and accurately present the financial condition of Guarantor.

                  6. Subsequent Acts.

                  Without notice to, consideration to, or the consent of,
Guarantor:

                        (a) the Lease, and Tenant's rights thereunder, may be
            modified, amended, renewed, assigned or sublet;

                        (b) the Letter of Credit Agreement, and Tenant's rights
            and obligations thereunder, may be modified, amended, renewed or assigned;

                        (c) any additional parties who are or may become liable
            for the Guaranteed Obligations may hereafter be released from their liability hereunder and thereon; and/or

                        (d) Landlord may take, or delay in taking or refuse to
            take, any and all action with reference to the Lease or the Letter of Credit Agreement (regardless of whether same might vary the risk or alter the rights, remedies or recourses of any Guarantor), including specifically the settlement or compromise of any amount allegedly due thereunder.

                  No such acts shall in any way release, diminish, or affect the absolute nature of Guarantor's obligations and liabilities hereunder. Guarantor's obligations and liabilities


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under this Agreement are primary, absolute and unconditional under any and all circumstances and until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for this Section 6, be deemed a legal or equitable discharge or release of a Guarantor.

                  7. Successors and Assigns.

                  This Guaranty may be enforced as to any one or more breaches either separately or cumulatively, shall inure to the benefit of Landlord (and its successors and assigns) and shall be binding upon Guarantor (and its successors and assigns). All references herein to "Landlord" shall mean the above-named Landlord and any subsequent owner of Landlord's interest in the Lease or assignee of Landlord's rights under the Letter of Credit Agreement. No transfer by any Guarantor of its obligations hereunder shall operate to release any Guarantor from such obligations.

                  8. Remedies Cumulative.

                  All rights, remedies and recourses afforded to Landlord by reason of this Guaranty, or otherwise, are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise and are non-exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Landlord may have.

                  9. Subordination; Limitation on Rights of Subrogation.

                  If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor (including, without limitation, under the Management Agreement), such indebtedness and all interest thereon shall at all times be subordinate in all respects to the Guaranteed Obligations. Until the Guaranteed Obligations shall have been paid in full, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Tenant or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter


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have against Tenant, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Guaranteed Obligations (including without limitation any such right of contribution under Section 15(b)). Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth in this Section 9 is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Tenant, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Landlord may have against Tenant and to any right Landlord may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Guaranteed Obligations.

                  10. Governing Law.

                  This Guaranty and all rights and duties of Guarantor and Landlord arising from this Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to the conflict of law rules of such State, except to the extent as may be provided expressly to the contrary in the Lease.

                  11. Severability.

                  If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

                  12. Attorneys' Fees.

                  If Landlord or Guarantor brings any action to interpret or enforce this Guaranty, or for damages for any alleged breach thereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.


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                  13. Confirmation.

                  At any time, and at the request of Landlord, Guarantor shall execute and deliver to Landlord a certificate ratifying and confirming all of Guarantor's obligations and liabilities under this Guaranty.

                  14. Benefit to Guarantor.

                  Guarantor acknowledges that it will derive substantial benefit and value from the execution and continued existence of the Lease, and Guarantor further acknowledges that Landlord will be relying upon Guarantor's guarantee, representations, warranties and covenants contained herein.

                  15. Limitation on Amount Guaranteed; Contribution by
Guarantors.

                  (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Tenant or any Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(y) under any guaranty of other indebtedness or obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this
Section 15(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 15(b)).


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                  (b) Guarantors under this Guaranty together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty determined as of such date, in the case of any Guarantor, in accordance with Section 15(a); provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Contributing Guarantor for purposes of this Section 15(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 15(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 15(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the


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applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 15(b) shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

                  16. Counterparts.

                  This Guaranty may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one instrument. The signature page of any counterpart may be detached therefrom and reattached to any other counterpart to physically form a single document.

                  17. Notices.

                  All notices, requests and demands to be made hereunder to the parties hereto shall be made in writing to the addresses set forth below and shall be given by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying; (c) certified or registered mail, postage prepaid, return receipt requested; or (d) nationally recognized courier or delivery service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a), (b) or (d) hereof shall be deemed received upon the actual delivery thereof, and, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail. Refusal to accept delivery of any notice, request or demand shall be deemed to be delivery thereof. If Guarantor is not an individual, notice may be made on any officer, general partner or principal thereof. Notice to any one co-Guarantor shall be deemed notice to all co-Guarantors. In the event Landlord notifies Guarantor of the name and address of Landlord's lender, Guarantor shall cause a copy of all notices delivered to Landlord by Guarantor to be concurrently therewith delivered to such lender.

If to Guarantor:      c/o Balanced Care Corporation
                      1215 Manor Drive
                      Mechanicsburg, Pennsylvania 17055
                      Attention: Robin Barber, General Counsel
                      Facsimile No.: (717) 796-6294

with a copy to:       Kirkpatrick & Lockhart, LLP
                      Henry W. Oliver Building
                      535 Smithfield Street
                      Pittsburgh, Pennsylvania 15222


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                      Attention: Steven Adelkoff
                      Facsimile:  (412) 355-6501

If to Landlord:       Nationwide Health Properties, Inc.
                      610 Newport Center Drive, Suite 1150
                      Newport Beach, California  92660
                      Attention: Gary E. Stark, General Counsel
                      Facsimile No.: (949) 759-6876

with a copy to:       O'Melveny & Myers LLP
                      610 Newport Center Drive, Suite 1700
                      Newport Beach, California  92660
                      Attention: Steven L. Edwards
                      Facsimile No.:  (949) 823-6994

                  18. Incorporation of Recitals. The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.

                  19. Preservation of Gross Revenues.

                        (a) Guarantor acknowledges that a fair return to
            Landlord on its investment in the Premises is dependent, in part, on the concentration on the Premises during the Term of the ALF business of Tenant and its Affiliates in the geographical areas in which the Facilities located. Guarantor further acknowledges that the diversion of patient care activities from the Facilities to other facilities owned or operated by Guarantor or Tenant or their respective Affiliates at or near the end of the Term will have a material adverse impact on the value and utility of the Premises. Therefore, Guarantor agrees that during the Term, and for a period of one (1) year thereafter, neither Tenant nor Guarantor nor any Affiliate of Tenant or Guarantor shall, without the prior written consent of Landlord, operate, own, participate in or otherwise receive revenues from any other facility or institution providing services or similar goods to those provided on or in connection with the Premises and the permitted use thereof as contemplated under the Lease, within a five (5) mile radius of each of the Facilities; provided, however, that the provisions of this Section 19(a) shall not apply to the operation or ownership of any licensed skilled nursing facility or licensed acute care hospital facility.


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                        (b) In addition, Guarantor hereby covenants and agrees
            that for a period of one (1) year following the expiration or earlier termination of the Lease, neither Tenant nor Guarantor nor any Affiliate of Tenant or Guarantor shall, without prior written consent of Landlord, hire, engage or otherwise employ any management or supervisory personnel working on or in connection with any of the Facilities and not also working at any other facility owned or operated by Tenant or Guarantor or any Affiliate of Tenant or Guarantor.

                        (c) Except as required for medically appropriate
            reasons, prior to and for a period of one (1) year after Lease termination, neither Tenant nor Guarantor will recommend or solicit the removal or transfer of any patient from any Facility to any other nursing or healthcare facility, or to any senior housing or retirement housing facility; provided, however, that the provisions of this Section 19(c) shall not apply to the operation or ownership of any licensed skilled nursing facility or licensed acute care hospital facility.

                        (d) The terms of this Section 19 shall survive the
            termination or expiration of the Lease.

                        (e) Guarantor hereby specifically acknowledges and
            agrees that the temporal, geographical and other restrictions contained in this Section 19 are reasonable and necessary to protect the business and prospects of Landlord, and that the enforcement of the provisions of this Section 19 will not work an undue hardship on Guarantor or Tenant. Guarantor further agrees that in the event either the length of time, geographical or any other restrictions, or portion thereof, set forth in this Section 19 is overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions, but only to the extent necessary, to those which it deems reasonable and enforceable under the circumstances, and the parties agree that the restrictions of this Section 19 will remain in full force and effect as reduced or modified. Guarantor further agrees and acknowledges that Landlord does not have an adequate remedy at law for the breach or threatened breach by Guarantor or Tenant of the covenants contained in this
            Section 19, and Guarantor therefore specifically agrees that Landlord may, in addition to other remedies which may be available to Landlord hereunder, file a suit in equity to enjoin Guarantor or Tenant from such breach or threatened breach,


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            without the necessity of posting any bond. Guarantor further agrees, in the event that any provisions of this Section 19 is held to be invalid or against public policy, the remaining provisions of this
            Section 19 and the remainder of this Guaranty and the Lease shall not be affected thereby.

                  20. License. Guarantor acknowledges and agrees that:

                        (a) the ALF licenses and all other licenses and
            certifications on or affecting the Facilities must be in the name of Tenant or Guarantor, one of their respective Affiliates, or another operator (the "Operator") approved in writing by Landlord whose consent may not be unreasonably withheld;

                        (b) neither Tenant, or Guarantor nor any other Operator
            may sell, transfer, assign, encumber, sublet, permit to lapse, expire, become suspended, or terminate any such licenses or certifications, operating rights associated with the Facilities and certification without the prior written consent of Landlord which may be not unreasonably withheld, except for transfers between Tenant, or Guarantor or their respective Affiliates (of which Landlord must receive written notice prior to such transfer);

                        (c) all such licenses are an integral part of each
            Facility and must remain at the applicable Facility unless approved in writing by Landlord, which approval may be unreasonably withheld (and agrees to so direct any other Operator);

                        (d) Tenant, Guarantor, or such Operator must provide
            photocopies of all such certifications and licenses, and any and all notices and reports requested by Landlord, within five days of receipt of such request.

                  21. Attempted Assignment of License. If (i) Tenant commits a default under the Lease which remains uncured, (ii) Tenant, Guarantor or other Operator attempt to transfer the Facility license or certification during the term of the Lease without the prior written consent of Landlord (except for transfers between Tenant or Guarantor, or their respective Affiliates, of which Landlord has received written notice) (iii) at the end of the term of the Lease or any lease termination, Tenant does not renew this Lease and the Premises are not acquired by Guarantor or an Affiliate of Guarantor


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pursuant to the option to purchase the Premises set forth in Section 44 of the
Lease, or (iv) any governmental agency or department terminates or fails to renew any ALF or other license and certification, then, in any such event, Guarantor irrevocably appoints Landlord as its true and lawful ATTORNEY-IN-FACT for the sole purpose of transferring such licenses and certifications to Landlord. Guarantor hereby authorizes Landlord to execute on its behalf all documents necessary for the outright transfer of such licenses and certifications hereunder to Landlord and such documents may be process by Landlord with the appropriate department of the applicable State government without hindrance or delay on the part of Tenant, Manager, or Guarantor. This power of attorney shall be irrevocable and uncontestable by Guarantor and implement the intention of the Parties, protect against transfers of Tenant Personal Property, licenses, certifications, and Intangible Property by and between Guarantor and Tenant, and for the purpose of securing and guaranteeing the payment and performance of Tenant's obligations under the Lease, Guarantor, as debtor, hereby grants to Landlord, as secured party, a secured interest in and an express contractual lien upon, all of Guarantor's right, title and interest in and to the Tenant Personal Property and in and to the Intangible Property and any and all products and proceeds thereof (including all licenses, certifications, and permits, to the extent legally transferable), in which Guarantor now owns or hereafter acquires an interest or right, including any leased Tenant Personal Property, all as otherwise provided under the Lease with respect to the Tenant and to the same extent as if Guarantor had signed the Lease as Tenant. This Guaranty constitutes a security agreement covering all such Tenant Personal Property, certifications, licenses, permits, and Intangible Property.

                  22. Management Agreement. BCC acknowledges that BCC is the sole shareholder of Manager. As the sole shareholder of Manager, BCC agrees and shall cause the Manager to agree, that in the case of an Event of Default under the Lease (after applicable cure periods): (i) Landlord shall have the right to terminate the Management Agreement and the Manager's rights to manage the Facility, (ii) Landlord shall have the right to require Manager to cooperate and assist in all reasonable ways during any transition of management of the Facility after such termination, (iii) during any such interim management, Landlord shall have the right to approve or veto all operational budgets and
(iv) during such period, Manager shall otherwise take such actions or refrain from taking such actions as Landlord may reasonably request.


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
                  23. Joint and Several Obligations. Except to the extent expressly provided to the contrary herein, the liability and obligations of each entity comprising Guarantor under this Guaranty shall be joint and several including, without limitation, the provisions of Section 19.

                         [Signatures Begin on Next Page]

                 Executed as of the date first set forth above.

                                         "GUARANTOR"

                                         BALANCED CARE CORPORATION,
                                         a Delaware corporation


                                         By:/s/Robin L. Barber
                                         Name:    Robin L. Barber
                                         Title:   Senior Vice President,
                                                  Legal Counsel,
                                                  Assistant Secretary

                                         BALANCED CARE AT TALLAHASSEE, INC.,
                                         a Delaware corporation


                                         By:/s/Robin L. Barber
                                         Name:    Robin L. Barber
                                         Title:   Vice President and  Secretary

                                         BALANCED CARE AT PENSACOLA, INC.,
                                         a Delaware corporation


                                         By:/s/Robin L. Barber
                                         Name:    Robin L. Barber
                                         Title:   Vice President and  Secretary

                                         BALANCED CARE AT YORK, INC.,
                                         a Delaware corporation


                                         By:/s/Robin L. Barber
                                         Name:    Robin L. Barber
                                         Title:   Vice President and  Secretary

                                         BALANCED CARE AT LAKEMONT FARMS, INC.,
                                         a Delaware corporation


                                         By:/s/Robin L. Barber
                                         Name:    Robin L. Barber
                                         Title:   Vice President and  Secretary

                                         BALANCED CARE AT HILLIARD, INC.,
                                         a Delaware corporation


                                         By:/s/Robin L. Barber
                                         Name:    Robin L. Barber
                                         Title:   Vice President and  Secretary

                                         BALANCED CARE AT AKRON, INC.,
                                         a Delaware corporation


                                         By:/s/Robin L. Barber
                                         Name:    Robin L. Barber
                                         Title:   Vice President and  Secretary

                                   SCHEDULE 1

                       Guarantors and Tenants (Migratory)

Guarantors:

1.       Balanced Care Corporation, a Delaware corporation

2.       Balanced Care at Tallahassee, Inc., a Delaware corporation

3.       Balanced Care at Pensacola, Inc., a Delaware corporation

4.       Balanced Care at York, Inc., a Delaware corporation

5.       Balanced Care at Lakemont Farms, Inc., a Delaware corporation

6.       Balanced Care at Hilliard, Inc., a Delaware corporation

7.       Balanced Care at Akron, Inc., a Delaware corporation

Tenants:

1. C&G Healthcare at Tallahassee, L.L.C., a Delaware limited liability company

2. C&G Healthcare at Pensacola, L.L.C., a Delaware limited liability company

3.       Elder Care Operators of York, LLC, a Delaware limited liability company

4. Elder Care Operators of Lakemont Farms, LLC, a Delaware limited liability company

5. Elder Care Operators of Hilliard, LLC, a Delaware limited liability company

6. Elder Care Operators of Akron, LLC, a Delaware limited liability company


                                   Schedule 1